Exhibit 99.1

FOR IMMEDIATE RELEASE

SIRIUSXM ANNOUNCES EXPIRATION OF CONSENT SOLICITATION

WITH RESPECT TO PANDORA MEDIA’S CONVERTIBLE NOTES DUE 2023

NEW YORK – January 31, 2019 – Sirius XM Holdings Inc. (NASDAQ: SIRI) today announced that the previously announced consent solicitation by Sirius XM Radio Inc., its subsidiary, with respect to certain proposed amendments to the indenture governing Pandora Media, Inc.’s 1.75% Convertible Senior Notes due 2023 (the “2023 Notes”) expired at 5:00 p.m., New York City time, on January 31, 2019 (the “2023 Notes Expiration Time”). As of the 2023 Notes Expiration Time, Sirius XM Radio Inc. had received valid consents in respect of at least a majority of the aggregate principal amount of all outstanding 2023 Notes (the “2023 Notes Requisite Consents”) to the proposed amendments with respect to the indenture governing the 2023 Notes. Promptly upon receipt of the 2023 Notes Requisite Consents on January 31, 2019, Pandora Media, Inc. and Citibank, N.A., the trustee under the indenture for the 2023 Notes, entered into a supplemental indenture to the indenture governing the 2023 Notes implementing the proposed amendments with respect to the 2023 Notes, at which time such supplemental indenture became effective.

Subject to the terms and conditions set forth in the Consent Solicitation Statement, dated January 18, 2019 (as supplemented, including by the Supplement dated January 31, 2019), and the related consent form, including that all conditions precedent to the closing of the Acquisition (defined below) have been satisfied or waived at or prior to February 15, 2019 (the “Consent Conditions Outside Date”), holders of 2023 Notes as of 5:00 p.m., New York City time, on January 17, 2019 whose consents were received (and not validly revoked) at or prior to the 2023 Notes Expiration Time, will be eligible to receive a cash payment (the “Consent Fee”) of $3.75 per $1,000 principal amount of such Notes, promptly after all conditions to the consent solicitation shall have been satisfied or waived, and in no event later than the closing date of the Acquisition. Holders of 2023 Notes that provide consents after the 2023 Notes Expiration Time will not receive the Consent Fee.

The proposed amendments will become operative only upon the payment of the Consent Fee, which Sirius XM Radio Inc. expects to occur on the closing date of Sirius XM Holdings Inc.’s previously announced acquisition of Pandora Media, Inc. (the “Acquisition”). If the Consent Fee is not paid, the proposed amendments will not become operative and will be deemed to be revoked retroactively to the date of the supplemental indenture. Upon the proposed amendments becoming effective and operative, all the holders of the 2023 Notes and their respective transferees will be bound by the terms thereof, even if they did not deliver consents to the proposed amendments.

BofA Merrill Lynch acted as solicitation agent in connection with the consent solicitation. D.F. King & Co., Inc. is acting as the information, tabulation and paying agent for the consent solicitations. Questions may be directed to D.F. King at (800) 676-7437 (toll free) or (212) 269-5550 (bankers and brokers).

This announcement is neither an offer to purchase nor a solicitation of an offer to sell the 2023 Notes.

About SiriusXM

Sirius XM Holdings Inc. (NASDAQ: SIRI) is the world's largest radio company measured by revenue and has approximately 34 million subscribers. SiriusXM creates and offers commercial-free music; premier sports talk and live events; comedy; news; exclusive talk and entertainment, and a wide-range of Latin music, sports and talk programming. SiriusXM is available in vehicles from every major car company and on smartphones and other connected devices as well as online at siriusxm.com. SiriusXM radios and accessories are available from retailers nationwide and online at SiriusXM. SiriusXM also provides premium traffic, weather, data and information services for subscribers through SiriusXM Traffic™, SiriusXM Travel Link, NavTraffic®, NavWeather™. SiriusXM delivers weather, data and information services to aircraft and boats through SiriusXM Aviation™ and SiriusXM Marine™. In addition, SiriusXM Music for Business provides commercial-free music to a variety of businesses. SiriusXM holds a minority interest in SiriusXM Canada which has approximately 2.7 million subscribers. SiriusXM is also a leading provider of connected vehicles services, giving customers access to a suite of safety, security, and convenience services including automatic crash notification, stolen vehicle recovery assistance, enhanced roadside assistance and turn-by-turn navigation.

FORWARD-LOOKING STATEMENTS

This communication contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "believe," "intend," "plan," "projection," "outlook" or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: our substantial competition, which is likely to increase over time; our ability to attract or increase the number of subscribers, which is uncertain; our ability to profitably attract and retain more price-sensitive consumers; failure to protect the security of personal information about our customers; interference to our service from wireless operations; a decline in the effectiveness of our extensive marketing efforts; consumer protection laws and their enforcement; our failure to realize benefits of acquisitions or other strategic initiatives, including the acquisition of Pandora Media, Inc.; unfavorable outcomes of pending or future litigation; the market for music rights, which is changing and subject to uncertainties; our dependence upon the auto industry; general economic conditions; existing or future government laws and regulations could harm our business; failure of our satellites would significantly damage our business; the interruption or failure of our information technology and communications systems; rapid technological and industry changes; failure of third parties to perform; our failure to comply with FCC requirements; modifications to our business plan; our indebtedness; damage to our studios, networks or other facilities as a result of terrorism or natural catastrophes; our principal stockholder has significant influence over our affairs and over actions requiring stockholder approval and its interests may differ from interests of other holders of our common stock; impairment of our business by third-party intellectual property rights; and changes to our dividend policies which could occur at any time. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K for the year ended December 31, 2018, which is filed with the Securities and Exchange Commission (the "SEC") and available at the SEC's Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

Contact for SiriusXM:

Investors:

Hooper Stevens
212-901-6718
hooper.stevens@siriusxm.com

Media:

Patrick Reilly
212-901-6646
patrick.reilly@siriusxm.com